EXHIBIT 10.100

AMENDMENT NO. 2 TO CREDIT AGREEMENT

     This Amendment No. 2 to Credit Agreement (“Amendment”) is made as of this 30th day of June, 2003 by and between Aspect Communications Corporation, a California corporation (“Company”), the banks party to the Credit Agreement (the “Banks”) and Comerica Bank, as Agent for the Banks (in such capacity, the “Agent”).

RECITALS

     A.     Company, Agent and the Banks entered into that certain Credit Agreement dated as of August 9, 2002, as amended by one previous amendment (the “Credit Agreement”), under which the Banks extended (or committed to extend) credit to the Company, as set forth therein.

     B.     Company, Agent and Banks desire to further amend the Credit Agreement.

     NOW, THEREFORE, Company, Agent and the Banks agree as follows:

     1.     Section 7.18(a) of the Credit Agreement shall be amended to read in its entirety as follows:

     "(a) With respect to each Foreign Subsidiary which is a Significant Foreign Subsidiary on the Effective Date, and by no later than September 30, 2003, the Company shall promptly execute, or cause to be executed by its Domestic Subsidiaries (to the extent applicable), and delivered to the Collateral Agent a local law Foreign Pledge Agreement encumbering the capital stock or other ownership interests of such Foreign Subsidiary to secure the Indebtedness of the Company;”

     2.     Schedule 1.3 to the Credit Agreement is amended in its entirety to read in the form of Schedule 1.3 annexed hereto.

     3.     This Amendment shall be effective upon execution of the Amendment by Agent, Banks and Company.

     4.     Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.19 and 6.21 through 6.25, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement; and the continuing representations and warranties of the Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Agent by Company in accordance with Section 7.1 of the Credit Agreement.

     5.     Except as specifically set forth above, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or

Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

     6.     Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Credit Agreement.

     7.     This Amendment shall be construed in accordance with and governed by the laws of the State of California.

[SIGNATURES FOLLOW ON SUCCEEDING PAGES]

     WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, individually and		ASPECT COMMUNICATIONS
as Agent		CORPORATION

By:	W.B. Murdock	By:	Christine M. Gorjanc

Its:	Vice President	Its:	VP, Treasurer

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	Thomas Hopkins

Its:	Vice President

COMERICA BANK — CALIFORNIA

By:	Robert Ways

Its:	Vice President

SCHEDULE 1.3

SIGNIFICANT FOREIGN SUBSIDIARIES

Aspect Telecommunications Technology Ltd.	Cayman Islands
Aspect Communications UK Limited	United Kingdom
Aspect Communications GmbH	Germany

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